Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-113252
3.25% Redeemable Cumulative Convertible
Perpetual Preferred Stock CUSIP No. 185896305

Cleveland-Cliffs Inc

Prospectus Supplement dated November 16, 2004
to the Prospectus dated July 22, 2004

     The selling securityholders table on pages 61-65 of the prospectus, as amended, is hereby further amended to update and/or add, as applicable, the information regarding the following entities in the prospectus and their respective amount of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock.

	NATURAL		PRINCIPAL		COMMON SHARES
	PERSON WITH		AMOUNT OF		OWNED
	VOTING OR	SHARES OF	CONVERTIBLE		PRIOR TO
	INVESTMENT	PREFERRED	SUBORDINATED	COMMON	THIS
SELLING SECURITYHOLDER	CONTROL	STOCK	DEBENTURES	SHARES	OFFERING
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd. (1)	(2)	5,150	5,150,000	83,064	—
UBS O’Connor LLC f/b/o O’Connor Global Convertible Arbitrage Master Ltd.	—	10,500	10,500,000	169,354	—

(1)	The inclusion of this selling securityholder in the prospectus supplement supercedes the information included in the prospectus.

(2)	Henry J. Cox of Argent Financial Group (Bermuda), Ltd.